Exhibit 10.49

EXECUTION VERSION

EXCHANGE AGREEMENT

BY AND AMONG

KADMON HOLDINGS, LLC,

KADMON PHARMACEUTICALS, LLC

AND

THE INVESTORS LISTED ON ANNEX I

June 8, 2016

ARTICLE VIII MISCELLANEOUS PROVISIONS		13

8.1	Amendment	13

8.2	Extension; Waiver	13

8.3	No Third Party Beneficiaries	13

8.4	Successors and Assigns	13

8.5	Entire Agreement	13

8.6	Notices	14

8.7	Governing Law; Choice or Jurisdiction and Venue	15

8.8	Waiver of Jury Trial	15

8.9	Remedies	16

8.10	Severability	16

8.11	Replacement of Certificates	16

8.12	Termination of the Credit Agreement	16

8.13	Counterparts; Facsimile Signatures	17

8.14	Incorporation of Recitals, Annexes, Exhibits and Schedules	17

8.15	Interpretation; Construction	17

8.16	Headings	18

Exhibit A	Form of Joinder
Exhibit B	Form of Preferred Stock COD
Exhibit C	Form of Registration Rights Agreement

ii

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of June 8, 2016, is by and among KADMON HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), KADMON PHARMACEUTICALS, LLC, a Pennsylvania limited liability company (the “Company”), and each investor identified on the signature pages hereto (collectively, the “Investors” and each, an “Investor”).

WHEREAS, the Company, Holdings, the other guarantors party thereto, the Investors, and Macquarie US Trading LLC, as administrative agent, collateral agent and custodian (in such capacity, the “Administrative Agent”) are party to that certain Third Amended and Restated Senior Secured Convertible Credit Agreement, dated as of August 28, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, pursuant to the terms of the Credit Agreement, each Investor has advanced a loan (collectively, the “Loans” and each, a “Loan”) to the Company in the outstanding principal amounts set forth opposite such Investor’s name on Annex I.

WHEREAS, pursuant to the terms of the Credit Agreement, the Loans may be converted, at each Investor’s election, to fully paid and non-assessable Equity Interests of Holdings.

WHEREAS, Holdings intends to convert from a limited liability company to a corporation and, thereafter, consummate a firm-commitment underwritten initial public offering of its Common Stock (the “Holdings IPO”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Investors desire to convert their Loans pursuant to the terms of the Credit Agreement, as provided for and as otherwise set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as set forth below.

ARTICLE I
DEFINITIONS

Capitalized terms used herein shall have the respective meanings assigned to such terms in Annex II. Capitalized terms used herein but not defined in Annex II shall have the meanings assigned to such terms in the Credit Agreement.

ARTICLE II
EXCHANGE; CLOSING

2.1                               Exchange.

(a)                                 Subject to ARTICLE VII and the other terms and conditions of this Agreement, at the Closing the Loans shall be converted as set forth below:

(i)                                     Each Investor’s Allocable Share of the Converted Unregistered Common Amount shall automatically be converted into shares of Common Stock in accordance with the terms of the Credit Agreement; provided that, notwithstanding anything to the contrary contained in the Credit Agreement, with respect to the conversion contemplated by this Section 2.1(a)(i), (i) the “Conversion Price” shall be an amount equal to the Adjusted Conversion Price, (ii) the “Conversion Date” shall be the Closing Date, (iii) this Agreement shall constitute the “Conversion Notice,” and (iv) the “Conversion Amount” shall be an amount equal to the Converted Unregistered Common Amount.

(ii)                                  Each Investor’s Allocable Share of Converted Registered Common Amount shall automatically be converted into shares of Common Stock in accordance with the terms of the Credit Agreement; provided that, notwithstanding anything to the contrary contained in the Credit Agreement, with respect to the conversion contemplated by this Section 2.1(a)(ii), (i) the “Conversion Price” shall be an amount equal to the Adjusted Registered Conversion Price, (ii) the “Conversion Date” shall be the Closing Date, (iii) this Agreement shall constitute the “Conversion Notice,” and (iv) the “Conversion Amount” shall be an amount equal to the Converted Registered Common Amount.

(iii)                               Each Investor’s Allocable Share of the Converted Preferred Amount shall automatically be converted into shares of Preferred Stock at a conversion price of $1,000 per share.

(iv)                              In consideration of the make-whole payable with respect to the outstanding Loans in connection with specific prepayment events, the Investors shall be paid an aggregate amount equal to the Make-Whole Amount. Each Investor’s Allocable Share of the Make-Whole Amount shall be paid through the delivery to such Investor of the number of newly issued shares of Common Stock obtained by dividing the Make-Whole Amount by the Adjusted Conversion Price.

(b)                                 Each Investor hereby agrees, and the Administrative Agent hereby acknowledges, that after giving effect to the transactions described in Section 2.1(a), all Loans and accrued interest thereon shall be deemed paid in full and no longer outstanding.

(c)                                  At the Closing, the transactions described in Section 2.1(a) shall be deemed to occur concurrently with the consummation of the Holdings IPO.

2.2                               Closing.

(a)                                 The transactions described in Section 2.1(a) shall take place at the offices of DLA Piper LLP, 1251 Avenue of the Americas, New York, New York 10020 at a closing (the “Closing”) on the Closing Date.

(b)                                 At the Closing, Holdings shall deliver or cause to be delivered to the Investors:

(i)                                     A signed counterpart to each Related Agreement to which Holdings or the Company is a party;

(ii)                                  A certificate, dated as of the Closing Date, signed by a duly authorized officer of each of Holdings and the Company, certifying that the conditions set forth in Sections 7.1(a), 7.1(b), 7.1(c), 7.1(g), 7.1(h), 7.1(i), and 7.1(j) have been satisfied;

(iii)                               Certificates evidencing (x) the number of shares of Common Stock issuable upon the conversions described in Sections 2.1(a)(i), 2.1(a)(ii), and 2.1(a)(iv), together with payment in lieu of any fraction of a share, as provided in Section 15.03 of the Credit Agreement, and (y) the number of shares of Preferred Stock issuable upon the conversion described in Section 2.1(a)(iii), together with payment in lieu of any fraction of a share;

(iv)                              A Certificate of the Secretary of Holdings, dated as of the Closing Date, (i) certifying the resolutions adopted by the Board approving the transactions contemplated by this Agreement and the Related Agreements and the issuance of the Common Stock and Preferred Stock contemplated by Section 2.1(a), (ii) certifying the current versions of the Charter and By-laws of Holdings, in each case as amended, restated and/or supplemented, and (iii) certifying as to the signatures and authority of persons signing this Agreement and the Related Agreements on behalf of each of Holdings and the Company; and

(v)                                 A stamped copy of the Preferred Stock COD, as filed with the Secretary of State of the State of Delaware.

(c)                                  At the Closing, each Investor, severally and not jointly, shall deliver or cause to be delivered to Holdings a signed counterpart to each Related Agreement to which such Investor is a party.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE COMPANY

Each of Holdings and the Company represents and warrants to each Investor, as of the date hereof, as set forth below:

3.1                               Power and Authority.

Each of Holdings and the Company (a) is duly organized and validly existing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other organizational power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except to the extent that failure to have the same could not reasonably be expected to have a Material Adverse Effect, and (d) has full power and authority to perform its obligations under this Agreement and each Related Agreement to which it is a party.

3.2                               Authorization; Enforceability.

The transactions contemplated by this Agreement and each Related Agreement are within each of Holdings’ and the Company’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action and, if required, by all necessary stockholder or member action. This Agreement has been duly executed and delivered by each of Holdings and the Company and constitutes, and each of the other Related Agreements to which Holdings and the Company is a party when executed and delivered by Holdings and the Company will constitute, a legal, valid and binding obligation of Holdings and the Company, enforceable against Holdings and the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3                               Capitalization.

(a)                                 Except as set forth on Schedule 3.3 hereto, neither Holdings nor the Company has outstanding any Equity Interests or securities convertible or exchangeable for any Equity Interests or containing any profit participation features, and neither Holdings nor the Company has any outstanding rights (including preemptive rights, rights of first refusal or first offer) or options to subscribe for or purchase its Equity Interests or any securities convertible into or exchangeable for its Equity Interests. Neither Holdings nor the Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Equity Interests or other warrants, options or other rights to acquire its Equity Interests. Schedule 3.3 hereto describes all Equity Interests issued by Holdings and all warrants, options or other rights to acquire its Equity Interests on or prior to the date hereof.

(b)                                 When issued pursuant to this Agreement, the Common Stock and Preferred Stock issuable pursuant to Section 2.1(a), will be duly authorized, duly and validly issued, fully paid and nonassessable, free and clear of all liens and will not be subject to preemptive or similar rights of the holders of Equity Interests of Holdings. No vote or approval of any class or series of capital stock or any Equity Interests in Holdings is necessary to approve the issuance of the Common Stock and Preferred Stock contemplated by Section 2.1(a).

3.4                               Financial Statements.

The Historical Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its subsidiaries as of the dates and for the periods reported therein in accordance with GAAP, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Holdings nor any of its subsidiaries has any contingent liabilities or unusual forward or long-term commitments not disclosed in the Historical Financial Statements or the notes thereto, which, in any such case, are material in relation to the business, operations, condition (financial or otherwise), performance or property of Holdings and its subsidiaries taken as a whole.

3.5                               Junior Notes.

The conversion of the Junior Notes into shares of Common Stock, to be effective as of the Closing Date, will be on terms no more favorable to the holders of the Junior Notes than is provided to the Investors with respect to the transactions contemplated by Section 2.1(a)(i).

3.6                               Compliance.

Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (a) neither Holdings nor any of its subsidiaries is in violation of any order of any court, arbitrator or governmental body, and (b) neither Holdings nor any of its subsidiaries is or has been in violation of any statute, rule or regulation of any Governmental Authority.

3.7                               Disclosure.

Each of Holdings and the Company has disclosed to the Investors all matters that, to its knowledge, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of the Holdings or the Company to the Investors in connection with the negotiation of this Agreement and the other Related Agreements or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading.

3.8                               Reliance by the Investors.

Each of Holdings and the Company acknowledges that the Investors will rely upon the truth and accuracy of, and Holdings’ and the Company’s compliance with, the representations, warranties, agreements, covenants, acknowledgements and understandings of Holdings and the Company set forth herein.

3.9                               No Side Agreements.

Neither Holdings nor the Company is a party to any side letter or other agreement or arrangement (other than the Credit Agreement and the other Loan Documents) with any Person with respect to the Loans or the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents and warrants as of the date hereof and as of the Closing Date, as set forth below.

4.1                               No Public Sale or Distribution.

The Investor is acquiring the Common Stock (excluding the Common Stock issued pursuant to Section 2.1(a)(ii)) and the Preferred Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act or the “Blue Sky” laws of any state of the United States or the applicable laws of any other jurisdiction; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Common Stock or the Preferred Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock and the Preferred Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

4.2                               Investor Status.

The Investor is one of the following: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act; (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (“QIB”); or (iii) a non-”U.S. person” (as defined under Regulation S) that is purchasing the Common Stock and the Preferred Stock in an “offshore transaction” (as defined in Regulation S) in compliance with Regulation S and with laws applicable to such persons in jurisdictions outside of the United States.

4.3                               Transfer or Resale.

The Investor understands that: (i) the Common Stock and the Preferred Stock (and the shares of Common Stock issuable upon conversion thereof) have not been registered under the Securities Act or any state securities laws and (in the case of the Preferred Stock) will not be registered under the Securities Act or any state securities law; and (ii) the Investor agrees that if it decides to offer, sell or otherwise transfer any of the Common Stock, Preferred Stock or shares of Common Stock issuable upon conversion thereof, such securities may be offered, sold or otherwise transferred only: (A) to Holdings or any of its Subsidiaries, (B) pursuant to a registration statement which has been declared effective under the Securities Act, (C) for so long as such securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act, (D) pursuant to Regulation S, (E) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring such securities for its own account, or for the account of such an institutional “accredited investor,” for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, (F) pursuant to an exemption from registration provided under Section 4(a)(7) of the Securities Act or (G) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act. The Investor acknowledges that Holdings reserves the right prior to any offer, sale or other transfer pursuant to clause (E), (F) or (G) in the immediately preceding sentence to require the delivery of opinions of counsel, certifications and/or other information satisfactory to Holdings in its reasonable discretion. The Investor acknowledges and agrees that (i) a restrictive legend to the effect of the foregoing may be placed on the certificates representing the Common Stock and Preferred Stock to be issued pursuant to this Agreement, (ii) a notation shall be made in the appropriate records of Holdings indicating that such Common Stock and Preferred Stock is subject to restrictions on transfer and, if Holdings should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such stock transfer agent, and (iii) such Common Stock and Preferred Stock may be subject to additional transfer restrictions to the extent provided in any lock-up agreement between the Investor and the managing underwriters for the Holdings IPO. In connection with any transfer of the Preferred Shares by the Investor to an Affiliate of the Investor, the Investor shall provide written notice to the Company that the transferee is an Affiliate of the Investor and specify the number of Preferred Shares so transferred and such transferee shall, as a condition to such transfer, agree that upon any transfer by it to an Affiliate of such transferee it shall deliver written notice to the Company of the Affiliate status of such transferee and the number of Preferred Shares so transferred. The Investor understands that no active trading market currently exists for the Common Stock or the Preferred Stock, Holdings does not intend to list the Preferred Stock on any national securities exchange and an active market may not develop for the Common Stock or the Preferred Stock. Notwithstanding anything to the contrary contained in this Section 4.3, all references to “Common Stock” contained in this Section 4.3 specifically exclude the Common Stock issued pursuant to Section 2.1(a)(ii).

4.4                               Validity; Enforcement.

This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5                               ERISA.

(a)                                 Either (i) the Investor is not purchasing or holding the Common Stock and the Preferred Stock (or any interest in such securities) with the assets of (A) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), (C) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing by reason of such plan’s, account’s or arrangement’s investment in such entity, or (D) a governmental, church, non-U.S. or other plan that is subject to any federal, state, local, non-U.S. or other laws, or rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”); or (ii) the purchase and holding of the Common Stock and the Preferred Stock by the Investor, throughout the period that it holds such securities, and the disposition of such securities or an interest therein will not constitute (i) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (ii) a violation under any applicable Similar Laws.

(b)                                 Each Investor acknowledges that Holdings will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

ARTICLE V
COVENANTS

5.1                               Expenses.

Promptly after written demand therefore, Holdings and the Company shall pay each Investor’s documented out-of-pocket fees and expenses relating to the negotiation of this Agreement and each Related Agreement and the transactions contemplated hereby and thereby and the Holdings IPO, including reasonably incurred legal fees and expenses of Akin Gump Strauss Hauer & Feld LLP. Notwithstanding the foregoing, the Company shall not be responsible for the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP or any other counsel (other than Akin Gump Strauss Hauer & Feld LLP) in excess of $50,000.

5.2                               Restrictive Legends.

Except with respect to any “control” securities (as such term is understood with respect to Rule 144 under the Securities Act), at the earliest possible time when such legend is no longer required pursuant to applicable law but in any event no later than the date that is one (1) year after the Closing Date, Holdings shall remove any restrictive legend on the certificates representing the Common Stock and Preferred Stock to be issued pursuant to this Agreement.

5.3                               Board Matters.

(a)                                 From the date of this Agreement and for so long as GoldenTree Asset Management LP and its affiliates (collectively, “GTAM”) collectively beneficially own at least 7.5% of the then-outstanding Common Stock (taking into account (a) the exercise of all other options, warrants and other equity-linked securities held by GTAM and (b) the conversion of the Preferred Stock held by GTAM) (such amount, the “Threshold Amount”), GTAM will have the right, at its option, to designate one (1) director to the Board (the “GTAM Designee”) or one (1) observer to the Board (the “GTAM Observer”) (provided that such GTAM Designee is acceptable to Holdings in the good faith reasonable discretion of the Board) by providing notice to the Company naming the GTAM Designee or GTAM Observer.

(b)                                 For so long as GTAM beneficially owns at least the Threshold Amount, within 2 business days’ of GTAM providing notice to Holdings naming a GTAM Designee, Holdings shall and shall cause the Board and any applicable committee or subcommittee of the Board to take all corporate action necessary to appoint the GTAM

Designee to the Board as of the date that is 2 business days after the date of GTAM providing such notice, in each case with a term expiring at the next annual meeting of stockholders at which directors are to be elected (the “Stockholders Meeting”). For so long as GTAM beneficially owns at least the Threshold Amount, Holdings shall and shall cause the Board and any applicable committee or subcommittee of the Board to (i) include the GTAM Designee (or any GTAM Replacement Designee (as defined below)) as a nominee for election to the Board on the slate of nominees recommended by the Board and any applicable committee or subcommittee of the Board in Holdings’ proxy statement and on its proxy card relating to the Stockholders Meeting, (ii) use its commercially reasonable efforts to cause the election of the GTAM Designee to the Board at any Stockholders Meeting, including by recommending that Holdings’ stockholders vote in favor of the GTAM Designee and otherwise supporting the GTAM Designee in a manner no less rigorous and favorable than the manner in which Holdings supports the Board’s other nominees to the Board and (iii) appoint the GTAM Designee (or GTAM Replacement Designee) to each committee and subcommittee of the Board (including any such committee and subcommittee which may subsequently be created) on which such person desires to serve, subject to applicable restrictions under the corporate governance listing standards of the New York Stock Exchange. For so long as GTAM beneficially owns at least the Threshold Amount, if the GTAM Designee (or any GTAM Replacement Designee) is unable or unwilling to serve as a director, resigns as a director (including as the result of a failure to receive the requisite vote at a Stockholders Meeting) or is removed as a director, then GTAM shall have the ability to designate a substitute designee (a “GTAM Replacement Designee”) to fill such vacancy created by the departure of the GTAM Designee by providing notice to Holdings, and Holdings shall and shall cause the Board and any applicable committee or subcommittee of the Board to take all corporate action necessary to appoint the GTAM Replacement Designee to the Board as of the date that is 2 business days after the date of GTAM providing such notice, in each case with a term expiring at the Stockholders Meeting. Each GTAM Designee or GTAM Replacement Designee that serves as a member of the Board (or committee or subcommittee of the Board) shall have the same rights and benefits, including with respect to insurance, indemnification, exculpation, compensation and fees, as are applicable to all independent directors of Holdings (or, in the case of services as a member of a committee or subcommittee of Holdings, as are applicable to the other members of such committee or subcommittee). Notwithstanding anything to the contrary, GTAM shall not have the right to have a GTAM Designee included in the Board’s slate nominated for election to the Board if the election of such GTAM Designee would cause more than one representative of GTAM to be serving on the Board.

(c)                                  The GTAM Observer shall be entitled to (i) attend (in person, telephonically or by such other means as is normally available to members of the Board) all meetings (both regular and special) of the Board and each committee and subcommittee of the Board (including executive or similar sessions), in a nonvoting capacity only, (ii) receive written notice of, and agendas for, all meetings (both regular and special) of the Board and each committee and subcommittee of the Board (including proposed minutes of previous meetings if not previously ratified) at the same time as members of the Board receive such notice and agendas, (iii) if the Board or any committee or subcommittee of the Board proposes to take any action by written consent in lieu of a meeting, receive (A) a draft of such written consent at the same time and in the same manner as if the GTAM

Observer were a member of the Board or such committee or subcommittee of the Board and (B) a copy of such written consent when sent to members of the Board or such committee or subcommittee of the Board for execution and (iv) receive all other documents, notices, presentations, minutes, reports, consents, resolutions and written materials provided to members of the Board and each committee and subcommittee of the Board. The GTAM Observer may contact any member of the Board and each committee and subcommittee of the Board to discuss pending actions and any other matters in such body’s discretion. The GTAM Observer shall not be deemed a director of Holdings. For the avoidance of doubt, the GTAM Observer shall not (i) have voting rights or the right to participate in any action by written consent, (ii) have the right to call special meetings of the Board, nor (iii) be counted for purposes of determining the size of the Board or whether a quorum has been obtained. Holdings shall pay the GTAM Observer’s reasonable out-of-pocket expenses (including the reasonable cost of airfare, meals and lodging) in connection with the GTAM Observer’s in-person attendance at such meetings. For so long as GTAM beneficially owns at least the Threshold Amount, in the event that the GTAM Observer is unable or unwilling to attend any meetings of the Board or any committee or subcommittee thereof as set forth in this section, or GTAM wishes to replace the GTAM Observer, GTAM may designate an alternate observer by providing notice to the Company (the “Alternate Observer”). The term “GTAM Observer” herein shall also refer to any Alternate Observer that is actually attending any meeting of the Board or any committee or subcommittee thereof in the place of the applicable GTAM Observer. Notwithstanding anything to the contrary in this Agreement, Holdings reserves the right to withhold any information and to exclude the GTAM Observer from the portion of any meeting (i) to the extent that the access to such information or attendance at such portion of any meeting violates the attorney-client privilege between Holdings and its counsel in respect of any investigation, action or proceeding involving Holdings or any of its affiliates (it being understood that Holdings cannot exercise its right to withhold information and/or exclude the GTAM Observer upon the mere presence of Holdings’ legal counsel at a meeting), as determined by counsel for Holdings, or (ii) any portion of any meeting or information at which or in which the obligations of Holdings (or any of its affiliates) under the Loan Documents (as defined in the Term Loan Agreement), or any other obligations of Holdings (or any of its affiliates) to GTAM, are discussed. Holdings shall provide the GTAM Observer with redacted information to the extent the foregoing sentence applies. Notwithstanding anything to the contrary, the GTAM Observer (or Alternate Observer) shall not be entitled to attend any meeting or receive any notice or other information pursuant to this Section 5.3(c) unless and until such person has entered into a confidentiality agreement reasonably acceptable to the Company.

ARTICLE VI
INDEMNIFICATION

Holdings and the Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, the Administrative Agent, each Investor, each Investor’s and the Administrative Agent’s respective members, stockholders, officers, directors, agents and employees and each Person who controls such Investor or the Administrative Agent (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based on (i) any misrepresentation or breach of any representation or warranty made by Holdings or the Company in this Agreement or any Related Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any agreement or obligation by Holdings or the Company of this Agreement or any Related Agreement, or (iii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Holdings prospectus or in any amendment or supplement thereto or in any Holdings preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding any Investor furnished in writing to Holdings by such Investor or its agent for use therein.

ARTICLE VII
CONDITIONS TO CLOSING; TERMINATION

7.1                               Conditions to the Obligations of the Investors.

The obligations of the Investors to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by the Investors (to the extent such condition can be waived), at or prior to the Closing, of each of the following conditions:

(a)                                 The Holdings IPO, with minimum gross proceeds of $75,000,000, the net proceeds of which shall only be used as described in the draft prospectus for such offering previously provided to the Investors, shall have been consummated.

(b)                                 The representations and warranties of Holdings and the Company shall be true and correct in all material respects (except for any representations and warranties that are already qualified as to “materiality” or “Material Adverse Effect,” which representations and warranties shall be true and correct in all respects) at and as of the Closing Date as if made on the Closing Date, except for the representations and warranties of Holdings and the Company set forth in Sections 3.2, 3.3, and 3.7 and 3.9, which shall be true and correct in all respects at and as of the Closing Date as if made on the Closing Date.

(c)                                  Each of Holdings and the Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Holdings or the Company, as applicable, at or prior to the Closing.

(d)                                 Each Investor shall have received each of the closing deliverables listed in Section 2.2(b).

(e)                                  Holdings shall have duly filed the Preferred Stock COD with the Secretary of State of the State of Delaware and the Preferred Stock COD shall have become effective.

(f)                                   Holdings and the Company shall have paid or reimbursed the documented out-of-pocket fees and expenses of each Investor relating to the negotiation of this Agreement and each Related Agreement and the transactions contemplated hereby and thereby, including reasonably incurred legal fees and expenses.

(g)                                  From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonable be expected to result in a Material Adverse Effect.

(h)                                 The Registration Statement, including the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registrations Statement shall not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)                                     The Junior Notes shall have converted into shares of Common Stock at a conversion price equal to eighty percent (80%) of the initial public offering price per share in the Holdings IPO and on terms no more favorable to the holders of the Junior Notes than is provided to the Investors with respect to the transactions contemplated by Section 2.1(a)(i).

(j)                                    The shares of Common Stock issued to the Investors pursuant to Section 2.1(a)(ii) shall have been registered for sale pursuant to the Registration Statement.

7.2                               Termination.

This Agreement may be terminated and the transactions contemplated by this Agreement abandoned, at any time prior to the Closing:

(a)                                 By the Investors, upon written notice from all Investors to Holdings and the Company, if the Holdings IPO is not consummated within 90 days of the date of this Agreement; or

(b)                                 By the mutual written consent of the parties hereto.

7.3                               Effect of Termination.

In the event of termination in accordance with Section 7.2, this Agreement will forthwith become void and there will be no liability on the part of any party hereto, except for the provisions of this Section 7.3 and Section 5.1, ARTICLE VI and ARTICLE VIII, each of which shall survive termination.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1                               Amendment.

This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each party hereto.  Notwithstanding the foregoing, an amendment to the provisions of Section 5.3 shall only require the consent of GTAM.

8.2                               Extension; Waiver.

At any time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence thereof.  Notwithstanding the foregoing, a waiver of compliance with any of the agreements of Section 5.3 shall only require the consent of GTAM.

8.3                               No Third Party Beneficiaries.

Except as expressly set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

8.4                               Successors and Assigns.

All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be. Neither this Agreement nor any rights hereunder shall be assigned in whole or in part by Holdings or the Company without the prior written consent of the Investors. This Agreement and the rights and obligations of an Investor hereunder (other than the rights and obligations provided under Section 5.3, which shall be personal to GTAM and non-assignable) may be assigned to any Person who executes an Assignment and Acceptance Agreement in the form attached as Exhibit I to the Credit Agreement and a joinder to this Agreement in the form attached hereto as Exhibit A; provided that the Company is given written notice of such proposed assignment at least two Business Days prior to such assignment.

8.5                               Entire Agreement.

This Agreement, the Related Agreements and the other agreements and documents referenced herein (including, but not limited to, the Schedules and the Exhibits (in their executed form)) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings whether written or oral, among the parties with respect thereto.

8.6                               Notices.

All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by e-mail or facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                    if to Holdings or the Company, to:

450 East 29th Street

New York, NY 10016

Telephone: (212) 308-6000

Fax: (212) 355-7855

Attention: Steven N. Gordon, Esq.

Email: Steve@Kadmon.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 335-4509

Fax: (212) 884-8729

Attention: Sidney Burke

Email: sidney.burke@dlapiper.com

(b)                    if to any Investor, to the address set forth below such Investor’s name on Annex I.

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Telephone: (212) 872-1010

Fax: (212) 872-1002

Attention: David J. D’Urso

Email: ddurso@akingump.com

Any such notice or communication shall be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by email on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by email); (c) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery and (d) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

8.7                               Governing Law; Choice or Jurisdiction and Venue.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. WITH RESPECT TO ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR BROUGHT WITH RESPECT TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, EACH OF THE PARTIES HERETO IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK; (b) WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT; (c) WAIVES ANY CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (d) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PART.

8.8                               Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE RELATED AGREEMENTS OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE RELATED AGREEMENTS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.9                               Remedies.

The parties hereto shall each have and retain all rights and remedies existing in their favor under this Agreement, at law or equity, including, without limitation, rights to bring actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent a breach or violation of any provision of this Agreement. All such rights and remedies shall, to the extent permitted by applicable law, be cumulative and the existence, assertion, pursuit or exercise of any thereof by a party shall not preclude such party from exercising or pursuing any other rights or remedies available to it.

8.10                        Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.11                        Replacement of Certificates.

If any certificate or instrument evidencing any of the shares of Common Stock or shares of Preferred Stock is mutilated, lost, stolen or destroyed, Holdings shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Holdings of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate or note affidavit of that fact and an agreement to indemnify and hold harmless Holdings for any Losses in connection therewith.

8.12                        Termination of the Credit Agreement.

Effective upon consummation of the transactions described in Section 2.1(a), (i) all outstanding indebtedness (including, without limitation, for principal, interest and fees) and other Obligations of each Obligor under or relating to the Loan Documents shall be considered paid and satisfied in full and irrevocably discharged, terminated and released, (ii) all security interests and other liens granted to or held by the Administrative Agent or the Investors in the Collateral as security for the Obligations (the “Property”), if any, shall be automatically satisfied, released and discharged, without recourse, representation, warranty or other assurance of any kind, (iii) the Credit Agreement and the other Loan Documents shall terminate and be of no further force or effect, (iv) the Administrative Agent shall file UCC termination statements terminating the liens of the Administrative Agent for the benefit of the Investors on the Property of any Obligor securing the Obligations, (v) the Administrative Agent shall deliver to the Company agreements releasing the Administrative Agent’s security interests in intellectual property of the Obligors and (vi) the Company (and its designees) shall be authorized and directed, without further notice, to deliver a copy of this Agreement to any bank, landlord, warehouseman, insurance company, insurance broker or other person for the purpose of evidencing the termination and release of all security interests and liens granted to or held by the Administrative Agent or the Investors in the assets and Property of the Obligors pursuant to the Loan Documents, and thereafter, any contract, agreement, control, blocked account or deposit account agreement, collateral access agreement, warehousemen waiver, commitment to deliver insurance certificates and proceeds and the like executed by any Obligor in favor of the Administrative Agent or the Investors pursuant to the Loan Documents shall be automatically terminated, without further action or consent by the Administrative Agent or the Investors. Further, after the Closing Date, the Administrative Agent agrees to take all reasonable additional steps (at the expense of the Company) reasonably requested by the Company in writing as may be necessary to release their security interests in the Property securing the Obligations, except for any such steps that (x) would expose the Administrative Agent or any of the Investors or any officer of the Administrative Agent or any of the Investors to personal liability or (y) would be contrary to applicable law. Notwithstanding anything to the contrary, this Section 8.12 shall not affect any rights of the Administrative Agent or any Investor or the obligations of the Company or any other Obligor under the Loan Documents that expressly survive repayment of the Obligations and the termination of the Loan Documents.

8.13                        Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute one agreement. Facsimile or other electronic counterparts to this Agreement shall be acceptable and binding.

8.14                        Incorporation of Recitals, Annexes, Exhibits and Schedules.

The recitals, Annexes, Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

8.15                        Interpretation; Construction.

(a)                                 The term “Agreement” means this agreement together with all Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder,” “hereby,” “hereto,” “hereinafter,” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules, annexes and exhibits mean such provisions of this Agreement and the Schedules, Annexes and Exhibits attached to this Agreement, except where otherwise stated. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

(b)                                 The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

8.16                        Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

*******

IN WITNESS WHEREOF, each of the undersigned has duly executed this Exchange Agreement as of the date first written above.

COMPANY:

KADMON PHARMACEUTICALS, LLC

By:	/s/ Steven N. Gordon
	Name:	Steven N. Gordon
	Title:	Executive Vice President and General Counsel

HOLDINGS:

KADMON HOLDINGS, LLC

By:	/s/ Steven N. Gordon
	Name:	Steven N. Gordon
	Title:	Executive Vice President and General Counsel

[Signature Page to Exchange Agreement]

INVESTORS:

MACQUARIE BANK LIMITED

By:	/s/ Robert Trevena
	Name:	Robert Trevena
	Title:	Division Director

/s/ Fiona Smith
Fiona Smith
Division Director

Signed in Sydney, POA Ref:
#2090 dated 26 Nov 2015

[Signature Page to Exchange Agreement]

SPCP GROUP, LLC

By:	/s/ Michael A. Gatto
	Name:	Michael A. Gatto
	Title:	Authorized Signatory

[Signature Page to Exchange Agreement]

SAN BERNARDINO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director - Bank Debt

GOLDENTREE 2004 TRUST

By: GoldenTree Asset Management, LP,
its Investment Advisor

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director - Bank Debt

GT NM, L.P.

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director - Bank Debt

GN3 SIP LIMITED

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director - Bank Debt

STELLAR PERFORMER GLOBAL SERIES: SERIES G — GLOBAL CREDIT

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director - Bank Debt

[Signature Page to Exchange Agreement]

Acknowledged and Agreed:

MACQUARIE US TRADING LLC,
as Administrative Agent

By:	/s/ Joshua Karlin		/s/ Anita Chiu
	Name:	Joshua Karlin	Anita Chiu
	Title:	Authorized Signatory	Associate Director

[Signature Page to Exchange Agreement]

Annex I

Investor	Principal Amount of Loans(1)	Allocable Share

Macquarie Bank Limited Address for Notices: c/o Macquarie Group 125 West 55th Street New York, NY 10019 Fax: (212) 231-0629 Attn: Portfolio Administration Email: loan.admin@macquarie.com	$3,204,302.74	4.305209955%

SPCP Group, LLC Address for Notices: Two Greenwich Plaza Greenwich, CT Tel: (203) 542-4200 Fax: (203) 542-5212 Attn: Credit Admin Email: CreditAdmin@silverpointcapital.com	$20,839,977.07	28.000000006%

San Bernardino County Employees Retirement Association Address for Notices: c/o GoldenTree Asset Management LP 300 Park Avenue New York, NY 10022 Tel: (212) 847-3460 Fax: (212) 847-3496 Attn: Peter Alderman, General Counsel Email: palderman@goldentree.com	$3,026,128.92	4.065820682%

Goldentree 2004 Trust Address for Notices: c/o GoldenTree Asset Management LP 300 Park Avenue New York, NY 10022 Tel: (212) 847-3460 Fax: (212) 847-3496 Attn: Peter Alderman, General Counsel Email: palderman@goldentree.com	$36,650,155.68	49.242105968%

GT NM, L.P. Address for Notices: c/o GoldenTree Asset Management LP 300 Park Avenue New York, NY 10022 Tel: (212) 847-3460 Fax: (212) 847-3496 Attn: Peter Alderman, General Counsel Email: palderman@goldentree.com	$1,385,366.42	1.861338889%

(1)  Calculated as of May 20, 2016 and without giving effect to any accrued and unpaid interest thereon.

Annex I-1

GN3 SIP Limited Address for Notices: Address for Notices: c/o GoldenTree Asset Management LP 300 Park Avenue New York, NY 10022 Tel: (212) 847-3460 Fax: (212) 847-3496 Attn: Peter Alderman, General Counsel Email: palderman@goldentree.com	$7,367,477.65	9.898733264%

Stellar Performer Global Series: Series G — Global Credit Address for Notices: c/o GoldenTree Asset Management LP 300 Park Avenue New York, NY 10022 Tel: (212) 847-3460 Fax: (212) 847-3496 Attn: Peter Alderman, General Counsel Email: palderman@goldentree.com	$1,955,081.04	2.626791236%

TOTAL	$74,428,489.52	100.000000000%

Annex I-2

Annex II

DEFINITIONS

The following terms used in this Agreement shall have the respective meanings set forth below.

“Adjusted Conversion Price” means the conversion price per share of Common Stock, initially set at $12.00, subject to adjustment as provided in Section 15.04 of the Credit Agreement; provided, however, that in the event of the Holdings IPO, the Adjusted Conversion Price shall be adjusted to be the lesser of the then-Conversion Price and eighty percent (80%) of the initial public offering price per share in such offering.

“Adjusted Registered Conversion Price” means the conversion price per share of Common Stock issued pursuant to Section 2.1(a)(ii), equal to the initial public offering price per share in the Holdings IPO (but no greater than $12.00 per share, subject to adjustment as provided in Section 15.04 of the Credit Agreement).

“Administrative Agent” is defined in the recitals.

“Agreement” is defined in the introductory paragraph.

“Allocable Share” means, with respect to each Investor, such Investor’s pro rata share of Loans outstanding, equal to the percentage set forth opposite such Investor’s name in the column “Allocable Share” on Annex I.

“Alternate Observer” is defined in Section 5.3(c).

“Board” means the Board of Directors (or equivalent governing body) of Holdings.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close (or are in fact closed).

“Closing” is defined in Section 2.2(a).

“Closing Date” means the date and time of the Closing of the transactions described in Section 2.1(a), which shall occur on the day that all conditions precedent set forth in ARTICLE VII are satisfied or waived by the applicable parties.

“Common Stock” means the common stock of Holdings following the Incorporation Transaction.

“Company” is defined in the introductory paragraph.

“Converted Registered Common Amount” means an amount equal to the product of (x) 125% and (y) $20,000,000.

“Converted Unregistered Common Amount” means an amount equal to $25,000,000.

Annex II-1

“Converted Preferred Amount” means an amount equal to $30,000,000.

“Credit Agreement” is defined in the recitals.

“Equity Interest” means all units, stock, shares, options, warrants, convertible securities, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of the United States.

“GTAM” is defined in Section 5.3(a).

“GTAM Designee” is defined in Section 5.3(a).

“GTAM Observer” is defined in Section 5.3(a).

“GTAM Replacement Designee” is defined in Section 5.3(b).

“Historical Financial Statements” means, (i) the audited financial statements of Holdings and its subsidiaries for the fiscal year ended December 31, 2015, consisting of balance sheets and the related consolidated statements of income and cash flows for such fiscal year, and (ii) the unaudited financial statements of Holdings and its subsidiaries as of the most recent fiscal quarter ended after the date of the most recent audited financial statements, consisting of balance sheets and the related consolidated statements of income and cash flows for the three, six or nine month period, as applicable, ending on such date.

“Holdings” is defined in the introductory paragraph.

“Holdings IPO” is defined in the recitals.

“Incorporation Transaction” means the conversion of Holdings into a corporation pursuant to a Certificate of Conversion to be filed by Holdings with the Secretary of State of the State of Delaware on or prior to the Closing Date.

“Investors” is defined in the introductory paragraph.

Annex II-2

“Loans” is defined in the recitals.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including reasonable attorneys’ fees.

“Make-Whole Amount” means (a) if the Closing occurs on or before June 15, 2016, then $7,200,000; (b) if the Closing occurs after June 15, 2016 but on or before June 30, 2016, then $7,200,000 plus $28,307 for each day after June 15, 2016 through and including the Closing Date; (c) if the Closing occurs after June 30, 2016 but on or before July 31, 2016, then $7,624,611 plus $11,064 for each day after June 30, 2016 through and including the Closing Date; and (d) if the Closing occurs after July 31, 2016 but on or before August 31, 2016, then $7,967,614 plus $11,212 for each day after July 31, 2016 through and including the Closing Date.

“Material Adverse Effect” means a material adverse change in or effect on (i) the business, condition (financial or otherwise), operations, prospects, performance or property of Holdings and its subsidiaries, taken as a whole, other than any event, fact, circumstance or condition (each, an “Event”) arising out of or resulting from (a) any adverse change to the United States or global economy in general; (b) any adverse change in general to the industries in which Holdings and its subsidiaries operate; (c) any change in general regulatory or political conditions, including any outbreak, engagement, or escalation of hostilities, acts of war or terrorist activities or changes imposed by a Governmental Authority associated with additional security; (d) any change in any Laws; (e) the announcement or pendency of the transactions contemplated by this Agreement (including the Holdings IPO); and (f) any change in the financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or Nasdaq Stock Market) or any change in the general national economic or financial conditions; provided, that any such change described in clause (a), (b), (c) or (f) does not affect the operations or financial condition of Holdings and its subsidiaries, taken as a whole, in a materially disproportionate manner, (ii) the ability of Holdings or the Company to perform its obligations under this Agreement or any Related Agreement, or (iii) the legality, validity, binding effect or enforceability of this Agreement or any Related Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Preferred Stock” means the 5% Convertible Preferred Stock of Holdings, par value $0.001 per share, having the rights and preferences set forth in the Preferred Stock COD.

“Preferred Stock COD” means the Certificate of Designation governing the Preferred Stock, the agreed form of which is attached hereto as Exhibit B.

“Proceeding” means any action, claim, suit, investigation or proceeding (including a partial proceeding, such as a disposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a

Annex II-3

prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Common Stock covered by the Registration Statement, including any prospectus with respect to the Common Stock issued pursuant to Section 2.1(a)(ii), and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Rights Agreement” means the registration rights agreement, in the form attached hereto as Exhibit C, to be entered into on the Closing Date by Holdings and the Investors.

“Registration Statement” means each registration statement required to be filed with the SEC in connection with the Holdings IPO, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Agreements” means the Registration Rights Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Junior Notes” means the Company’s outstanding 13.0% Second-Lien Convertible PIK Notes Due 2019.

“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as amended from time to time.

“Stockholders Meeting” is defined in Section 5.3(b).

“Term Loan Agreement” means that certain Credit Agreement, dated as of August 28, 2015, among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Perceptive Credit Opportunities Fund, LP as collateral representative (as amended, restated, supplemented or otherwise modified from time to time).

“Threshold Amount” is defined in Section 5.3(a).

Annex II-4

Exhibit A

(Form of Joinder Agreement)

By executing this JOINDER AGREEMENT, the undersigned hereby agrees to become a party to the Exchange Agreement dated as of June 8, 2016 by and among Kadmon Holdings, LLC, Kadmon Pharmaceuticals, LLC and the Investors (as defined therein) party thereto, and he/she/it will have all the rights and obligations of an Investor provided under such Exchange Agreement.

Dated:

[NAME]

By:
Name:
Title:

Address:
Email:
Facsimile:

Exhibit B

(Form of Certificate of Designations of the Preferred Stock)

Attached.